UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 10, 2014

Federal Home Loan Bank of Cincinnati
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-852-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Federal Home Loan Bank of Cincinnati (the "Bank") has entered into an agreement, which became effective on April 10, 2014 upon receipt of a non-objection letter from the Federal Housing Finance Agency, with Carole L. Cossé, the Bank's former Senior Vice President-Chief Financial Officer. (See Current Report on Form 8-K dated and filed March 17, 2014.) Under the agreement, in addition to the payment of standard accrued benefits, Ms. Cossé is entitled to six months’ salary and continuation of Bank-paid health insurance premiums. She will remain eligible to receive prorated payments under the Bank’s annual, long-term and deferred component of the executive Incentive Compensation Plans, which will be determined based on the Bank’s financial results against the plan’s performance metrics, as applicable. Ms. Cossé also has entered into general and specific releases of any claims she may have against the Bank as well as a confidentiality agreement with the Bank.

Item 9.01 Financial Statements and Exhibits.

10.1 - Letter Agreement between the Federal Home Loan Bank of Cincinnati and Carole L. Cossé dated March 17, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati

April 11, 2014	By:	Andrew S. Howell

Name: Andrew S. Howell
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement